SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 15, 2009

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment of Bylaws.

On September 15, 2009, the Board of Directors of Ingram Micro Inc. (“Ingram Micro”) disbanded Ingram Micro’s Executive and Finance Committee and established a new Executive Committee of the Board to perform all of the functions listed in a newly adopted Executive Committee Charter, which includes authority for the Executive Committee to take certain specified actions on behalf of the Board in between regularly scheduled meetings.  The Board appointed Joe Wyatt as Chair and Leslie Heisz, Orrin Ingram, Dale Laurance, and Gregory Spierkel as members of the Executive Committee.

The Board also approved amendments to Ingram Micro’s Corporate Governance Guidelines and amended Bylaws to reflect the disbandment of the Executive and Finance Committee and the establishment of the Executive Committee.  A copy of the Executive Committee Charter, together with the amended Corporate Governance Guidelines and amended Bylaws, are attached hereto as Exhibits 99.1, 99.2 and 3.1 respectively, the text of which are incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.                    Description

3.1	Amended Bylaws dated September 15, 2009
99.1	Executive Committee Charter dated September 15, 2009
99.2	Amended Corporate Governance Guidelines dated September 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

Date: September 17, 2009	By:	/s/ Larry C. Boyd
Name: Larry C. Boyd
Title: Executive Vice President, Secretary and General Counsel